                                                                     Exhibit 5.2

                                 ALSTON&BIRD LLP
                          601 Pennsylvania Avenue, N.W.
                           North Building, 10th Floor
                            Washington, DC 20004-2601

                                  202-756-3300
                                Fax: 202-756-3333
                                 www.alston.com

                                September 9, 2003


Union Planters Corporation
6200 Poplar Avenue
Memphis, Tennessee 38119

Union Planters Capital Trust B
6200 Poplar Avenue
Memphis, Tennessee 38119

Union Planters Capital Trust C
6200 Poplar Avenue
Memphis, Tennessee 38119

Ladies and Gentlemen:

         This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3, as amended (SEC File No. 333-108263) (the "Registration Statement") by Union Planters Corporation, a Tennessee corporation (the "Company"), Union Planters Capital Trust B, a Delaware statutory trust ("Trust B"), and Union Planters Capital Trust C, a Delaware statutory trust ("Trust C" and, together with Trust B, the "Trusts"), relating to the offering from time to time, together or separately and in one or more series, of the following securities:
(A) of the Company: (i) senior debt securities; (ii) subordinated debt securities (including any junior subordinated debt securities which may be issued in connection with an issuance of preferred securities by Trust B or Trust C) (together with the senior debt securities, the "Debt Securities");
(iii) preferred stock; (iv) common stock; (v) depositary shares; (vi) warrants;
(vii) stock purchase contracts; and (viii) units (collectively, other than the Debt Securities, the "Securities"); (B) of Trust B: preferred securities, as guaranteed by the Company (the "Trust B Guarantee"); and (C) of Trust C: preferred securities, as guaranteed by the Company (the "Trust C Guarantee" and, together with the Trust B Guarantee, the "Trust Guarantees"). This opinion is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.


    One Atlantic Center      Bank of America Plaza         90 Park Avenue         3201 Beechleaf Court,
1201 West Peachtree Street  101 South Tryon Street,      New York, NY 10016             Suite 600
  Atlanta, GA 30309-3424           Suite 4000               212-210-9400          Raleigh, NC 27604-1062
       404-881-7000         Charlotte, NC 28280-4000      Fax: 212-210-9444            919-862-2200
     Fax: 404-881-7777            704-444-1000                                      Fax: 919-862-2260
                               Fax: 704-444-1111

Union Planters Corporation
Union Planters Capital Trust B
Union Planters Capital Trust C
September 9, 2003
Page 2


         The Securities, together with the Debt Securities and the preferred securities of Trust B and Trust C, will have an aggregate offering price of up to $1,500,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

         The Debt Securities of the Company are to be issued under a separate indenture for each type of security, to be entered into by and between the Company and Bank One Trust Company, N.A. (the "Indenture Trustee"). Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

         The preferred securities of Trust B or Trust C, or both, are to be issued from time to time pursuant to an amended and restated declaration of trust, to be entered into by and among the Company, the Trustee, Bank One Delaware, Inc., as Delaware trustee (the "Delaware Trustee"), and administrative trustees to be named therein. Each amended and restated declaration of trust will be subject to and governed by the TIA. The preferred securities of either of the Trusts will only be offered in connection with the purchase by the Trusts of junior subordinated debt securities issued by the Company. The Trust Guarantees will be evidenced by a guarantee agreement (the "Guarantee Agreement") entered into by and between the Company and Bank One Trust Company, N.A. (the "Guarantee Trustee" and, together with the Indenture Trustee and the Delaware Trustee, the "Trustees") only if either of the Trusts makes a future offering of preferred securities.

         As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that the Company has been duly organized and is validly existing under the laws of the State of Tennessee and that each of the Trusts has been duly organized and is validly existing under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and certificates or statements of officers of the Company, and we have made no independent investigation with regard thereto.

         To the extent that the obligations of the Company under any indenture, amended and restated declaration of trust, or guarantee agreement (as the case may be, the "Agreements") may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) such Trustee is duly qualified to engage in the activities contemplated by the Applicable Agreement; (iii) such Agreement has been duly authorized, executed and delivered by such Trustee and

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Union Planters Corporation
Union Planters Capital Trust B
Union Planters Capital Trust C
September 9, 2003
Page 3




constitutes the valid and binding obligation of such Trustee, enforceable against such Trustee inaccordance with its terms; (iv) such Trustee is in compliance, with respect toacting as a trustee under such Agreement, with all applicable laws and regulations; and (v) such Trustee has the requisite organizational and legal power and authority to perform its obligations under such Agreement.

        Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion that:

        1. Each series of the Debt Securities, when duly established pursuant to the terms of the indenture under which they are issued, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture under which the obligations are issued.

        2. Each Guarantee Agreement, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

        In rendering the opinion expressed in Paragraph 1 above, we have further assumed that: (i) all Debt Securities will be issued and sold in compliance with applicable law; (ii) the Debt Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Debt Securities and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action; and (iv) certificates representing the Debt Securities will be duly executed and delivered and, to the extent required by the applicable indenture, duly authenticated and countersigned.

        For purposes of Paragraph 2 hereof, we have assumed that the execution and delivery of the Guarantee Agreement, and any indebtedness or obligations covered by the Guarantee Agreement, do not violate any applicable law or any agreement or instrument to which the Company or the obligor of such indebtedness or obligation is a party or by which it is bound.

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Union Planters Corporation
Union Planters Capital Trust B
Union Planters Capital Trust C
September 9, 2003
Page 4



        We express no opinion as to any obligations that parties other than the Company may have under or in respect of the Debt Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

        As to the validity and legality of the Securities, you will be receiving the opinion of E. James House, Jr., Corporate General Counsel of the Company, in connection with any future offering of the Securities by the Company pursuant to the Registration Statement. As to the validity and legality of the preferred securities of the Trusts, you will be receiving the opinion of Pepper Hamilton LLP, special Delaware counsel to the Trusts, in connection with any future offering of the preferred securities by either of the Trusts pursuant to the Registration Statement. We express no opinion with respect to any matters addressed in such opinions.

        Our opinions herein are subject to the exceptions, qualifications and limitations set forth above, as well as the following further exceptions, qualifications and limitations:

        A. Our opinions herein are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, and
(iii) concepts of good faith and fair dealing, materiality and reasonableness.

        B. This opinion letter is limited to the opinions expressly set forth herein, as qualified, and no opinion is implied or may be inferred beyond the opinions expressly so stated.

        C. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes of law or any new developments which might affect any matters or opinions set forth herein.

        We hereby consent to the use of this opinion in the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

        The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York as it relates to the enforceability of documents, agreements and instruments referred to herein and we express no opinion with respect to the laws of any other state or jurisdiction.


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Union Planters Corporation
Union Planters Capital Trust B
Union Planters Capital Trust C
September 9, 2003
Page 5



        This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement, the Debt Securities and the Trust Guarantees and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                            Very truly yours,

                                            ALSTON & BIRD LLP

                                            By /s/ Frank M. Conner III
                                               --------------------------------
                                               Frank M. Conner III
                                               A Partner